UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 29, 2017

CBL & ASSOCIATES PROPERTIES, INC.

CBL & ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
Delaware	333-182515-01	62-1542285
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

423.855.0001
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
The information set forth under Item 2.03, "Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant" is incorporated herein by reference.
Item 2.03 Creation of a Direct Financing Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
On September 29, 2017, CBL & Associates Limited Partnership (the "Operating Partnership"), the operating partnership of CBL & Associates Properties, Inc. (the "Company"), closed on an amended and restated loan agreement of its $100 million unsecured revolving credit facility. First Tennessee Bank National Association serves as administrative agent for the lender group. The Company has customary corporate and commercial banking arrangements with several of the lenders as well as with the administrative agent.
The loan agreement contains, among other restrictions, certain financial covenants including the maintenance of certain financial coverage ratios, minimum unencumbered asset ratios and maximum secured indebtedness ratios. The agreement also contains default and cross-default provisions customary for transactions of this nature (with applicable customary grace periods). These items remain unchanged except for the ratio of unsecured indebtedness to unencumbered asset value, which has been modified to reduce the maximum ratio of unsecured indebtedness to unencumbered asset value from 62.5% to 60.0%. Additionally, the definition of unencumbered asset value was modified with respect to the assets that are included in the unencumbered asset pool. The ratio of unsecured indebtedness to unencumbered asset value may vary over time and could potentially limit the Company's ability to access the full capacity of its unsecured credit facilities. The effect of this change to the debt covenant does not impact the Company's past compliance with this ratio. This change was made to make the debt covenants consistent for all of the Company's credit facilities and unsecured term loans.
Other significant terms of the credit facility remain unchanged from the previous agreement. The facility continues to bear interest at LIBOR plus a spread of 87.5 to 155 basis points based on the Company's credit ratings. Additionally, the maturity date of October 2019 with a one-year extension option, which is at the Company's election (subject to continued compliance with the terms of the facility), remains unchanged.
The amended and restated loan agreement will be filed as an exhibit to the Company's periodic reports not later than the due date for the Form 10-Q for the nine months ending September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana Khaleel
___________________________________
Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL HOLDINGS I, INC., its general partner

/s/ Farzana Khaleel
___________________________________
Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

Date: October 5, 2017